EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Armco Metals Holdings, Inc. (the “Company”) on Form 10-Q for the month ended March 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Kexuan Yao, Chief Executive Officer, and Fengtao Wen, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

May 15, 2015
	By:	/s/ Kexuan Yao
Kexuan Yao, Chief Executive Officer, principal executive officer

May 15, 2015

	By:	/s/ Fengtao Wen
Fengtao Wen, Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.